Exhibit 10.4F

FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT

DONELSON CORPORATE CENTRE

THIS FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of February 11th, 2011 by and among Donelson Corporate Centre, L.P., a Tennessee limited partnership (“Landlord”) and The Active Network, Inc., a Delaware Corporation, successor in interest to Automated License Systems, Inc., a Tennessee corporation (“Tenant”), under the following circumstances:

A.    Landlord and Tenant have entered into that certain Office Lease Agreement dated as of September 24, 1999 (the “Lease”), whereby Landlord leases to Tenant approximately 20,439 rentable square feet of space (the “Premises”) on the third floor of Building Two, Donelson Corporate Centre, 3055 Lebanon Road, Davidson County, Tennessee.

B.    Landlord, Tenant and Guarantors have amended that certain Office Lease Agreement dated as of September 24, 1999 by entering into the First Amendment to Office Lease Agreement dated as of April 28th, 2005 (“the First Amendment”) and Landlord, Tenant and Guarantors have further amended that certain Office Lease Agreement by entering into the Second Amendment to Office Lease Agreement dated as of July 1, 2005 (“the Second Amendment”) and Landlord, Tenant and Guarantors have further amended that certain Office Lease Agreement by entering into the Third Amendment to Office Lease Agreement dated as of January 10, 2007, and Landlord and Tenant have further amended that certain Office Lease Agreement by entering into the Fourth Amendment to Office Lease Agreement dated as of March 25th, 2008, the total Net Rentable Area of the Premises is 32,546 square feet.

C.    Landlord and Tenant wish to further amend the Lease in order to amend the term and Tenant Improvement Allowance of the Premises and to modify certain other terms of the Lease as set forth herein.

NOW THEREFORE, in consideration of the agreements and covenants hereinafter set forth, Landlord and Tenant agree and acknowledge that the Lease is amended as follows:

1.    Defined Terms. Any capitalized term not expressly defined in this Amendment shall have the definition for such term set forth in the Lease.

2.    Term. Upon the execution of this Amendment the parties shall execute Exhibit “C” attached hereto and incorporated herein, which shall replace Exhibit C attached to the original Lease. On June 1, 2011 a new eighty four month term shall commence and said term shall terminate unless extended pursuant to the terms of any remaining renewal options. The current Office Lease Agreement as amended shall remain in full force and effect until June 1, 2011.

3.    Rent. Tenant shall pay Base Rental for the Premises commencing June 1, 2011 (“The Fifth Amendment Commencement Date”) and continuing for eighty four (84) months terminating on May 31st, 2018 as follows:

Year	Rate	Per Month	Per Annum
June 1, 2011-May 31, 2012	$16.50	$44,750.75	$537,009.00
June 1, 2012-May 31, 2013	$16.83	$45,645.77	$547,749.24
June 1, 2013-May 31, 2014	$17.17	$46,558.68	$558,704.16
June 1, 2014-May 31, 2015	$17.51	$47,489.85	$569,878.20
June 1, 2015-May 31, 2016	$17.86	$48,439.65	$581,275.80
June 1, 2016-May 31, 2017	$18.22	$49,408.44	$592,901.28
June 1, 2017-May 31, 2018	$18.58	$50,396.61	$604,759.32

4.    Term. Upon the execution of this Amendment, the parties shall execute Exhibit C, attached hereto and incorporated herein, which shall replace Exhibit C attached to the original Lease. Exhibit C attached hereto, once executed by the parties, shall set for the new term for this Amendment.

5.    Tenant Improvements. Tenant accepts the Additional Premises “as is, where is”. The Tenant Improvement Allowance for the term of the Fifth Amendment shall be $300,000.00. Said allowance shall be utilized for improvements to the demised premises.

6.    Continuing Effect; Conflict. (a) Except as amended hereby, the Lease shall remain in full force and effect, including without limitation, the provisions regarding expiration date of the initial term of the Lease and any rights that Tenant may have to extend or terminate early the term thereof.

(b) In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

THIS AMENDMENT is signed as of the date first above written.

LANDLORD:

Donelson Corporate Centre, L.P.

By:	JS Development, LLC, general partner

By:	/s/ Floyd Shechter
Floyd Shechter
Managing Member

TENANT:

The Active Network, Inc., as successor in interest to Automated License Systems, Inc.

By:	/s/ Scott Mendel
Name: Scott Mendel
Title: CFO

EXHIBIT C — COMMENCEMENT DATE AGREEMENT

This Agreement is made and entered into as of the 11th day of February, 2011 between Donelson Corporate Centre, L.P. (“Landlord”) and The Active Network, Inc. as successor in interest to Automated License Systems, INC. (“Tenant”), and shall be attached to and made a part of that certain Fifth Amendment to Lease between Landlord and Tenant of even date (the “Fifth Amendment”). Pursuant to the provisions of the Lease (as defined in and amended by the Fifth Amendment), Landlord and Tenant intending to be legally bound hereby, agree to the following:

a.     The Commencement Date of the Lease, for the additional Term is the 1st day of June, 2011.

b.     Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations as set forth in the Lease and that Tenant has no claims or causes of action against Landlord whatsoever and has no right to any setoffs against any and all sums due Landlord.

IN WITNESS WHEREOF, the parties have duly executed this supplement to the Lease as of the day and year first above written

LANDLORD:

Donelson Corporate Centre, L.P.
By:	JS Development, LLC
Its:	General Partner

By:	/s/ Floyd Shechter
Floyd Shechter
Title:	Managing Member

TENANT:

The Active Network, Inc., as successor in interest to Automated License Systems, Inc.

By: /s/ Scott Mendel
Name: Scott Mendel
Title: CFO